Exhibit 1.3

Execution Version

FEDERAL REALTY INVESTMENT TRUST

Common Shares of Beneficial Interest

EQUITY DISTRIBUTION AGREEMENT

Dated: May 7, 2018

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TABLE OF CONTENTS

(Continued)

EXHIBITS

Exhibit A	—	Form of Placement Notice

Exhibit B	—	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	—	Compensation

Exhibit D-1	—	Form of Opinion of Pillsbury Winthrop Shaw Pittman LLP (Corporate)

Exhibit D-2	—	Form of Opinion of Pillsbury Winthrop Shaw Pittman LLP (Tax)

Exhibit E	—	Officer’s Certificate

Exhibit F	—	Permitted Free Writing Prospectuses

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Federal Realty Investment Trust

(a Maryland Real Estate Investment Trust)

Common Shares of Beneficial Interest

EQUITY DISTRIBUTION AGREEMENT

May 7, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (“Citigroup”), as follows:

SECTION 1.    Description of Securities. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Citigroup, acting as agent and/or principal, its common shares of beneficial interest, par value $.01 per share (the “Common Shares”), having an aggregate offering price of up to $400,000,000 (the “Maximum Amount”). The Common Shares sold pursuant to this Agreement, up to the Maximum Amount, shall be referred to herein as the “Securities.” Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Citigroup shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Citigroup will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) (“Rule 462(e)”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-224701), including a base prospectus, relating to certain securities, including the Securities, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Citigroup, for use by Citigroup, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B (the “Rule 430B Information”) of the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Company has also entered into separate equity distribution agreements (the “Alternative Distribution Agreements”), of even date herewith, with each of Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the “Alternative Agents”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2.    Placements. Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Citigroup by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A, containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include (a) the number of Securities to be issued (the “Placement Securities”), (b) the time period during which sales are requested to be made, (c) any limitation on the number of Placement Securities that may be sold in any one day and (d) any minimum price below which sales may not be made. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Citigroup set forth on Exhibit B (any reference to Exhibit B contained herein shall refer to such Exhibit B as may be amended from time to time).

If Citigroup wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Citigroup will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to Citigroup, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Citigroup set forth on Exhibit B) setting forth the terms that Citigroup is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Citigroup until the Company delivers to Citigroup an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such exhibit) and shall be addressed to each of the individuals from Citigroup set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Citigroup’s acceptance of the terms of the Placement Notice or upon receipt by Citigroup of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company terminates the Placement Notice by delivering a termination notice by email (or other method mutually agreed to in writing by the parties) expressly indicating that the Company desires to terminate the Placement Notice, which email shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such exhibit) and shall be addressed to each of the individuals from Citigroup set forth on Exhibit B, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to Citigroup, when Citigroup is acting as agent, in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Citigroup will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Citigroup and either (i) Citigroup accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3.    Sale of Placement Securities by Citigroup. Subject to the provisions of Section 6(a), Citigroup, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Citigroup will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Citigroup pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Citigroup (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Citigroup may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Citigroup may also sell Placement Securities by any other method permitted by law, including but not limited to sales in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

SECTION 4.    Suspension of Sales. The Company or Citigroup may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under the Alternative Distribution Agreements. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals (or to each of the individuals, if notice is made by email correspondence) named on Exhibit B hereto, as such Exhibit may be amended from time to time, and (i) receipt is actually acknowledged, other than via auto-reply, by any of the individuals to whom the notice is sent if made by email correspondence or (ii) notice is confirmed promptly by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B if notice is made by telephone. Each party shall acknowledge any notice received pursuant to this Section 4 as promptly as possible.

SECTION 5.    Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to Citigroup as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below), and agrees with Citigroup, as follows:

(1)    Status as a Well-Known Seasoned Issuer; Registration Statement Effective; Conform to Securities Act; No Misleading Statements; Conformity with EDGAR filings. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, (D) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (E) at the date hereof, the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

The Original Registration Statement became effective upon filing under Rule 462(e) on May 8, 2015, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to Citigroup and the Securities pursuant to Rule 430B(f)(2) under the Securities Act, and at each relevant Settlement Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued and at each relevant Settlement Date, complied, complies and will comply, in all material respects with the requirements of the Securities Act, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the base prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act. Each preliminary prospectus and the Prospectus delivered to Citigroup for use in connection with the offering of any Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus, as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the issuer notified or notifies Citigroup as described in Section 7(d), did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified or (ii) when taken together with the Prospectus, include an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this Section 5(a)(1) shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by Citigroup expressly for use therein.

(2)    Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(3)    Good Standing of the Company and Significant Subsidiaries. The Company has been duly organized and is validly existing and in good standing as a real estate investment trust (“REIT”) under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership, limited liability company, trust or joint venture, as the case may be, in good standing under the laws of the jurisdiction of its organization (except for joint ventures, which have no good standing certificate requirements), with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; all of the equity interests in the Subsidiaries are owned directly or indirectly by the Company, free and clear of all pledges, liens, encumbrances, claims, security interests and defects; all of the issued and outstanding stock of each Subsidiary that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable; no options, warrants or other rights to convert any obligations into partnership or other ownership interests in any Subsidiary are outstanding other than contractual rights existing on the date hereof by the current and former holders of partnership or other interests in certain of the “DownREIT” and other subsidiaries, which may result in the issuance of Common Shares of the Company; and the Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the Company and the Subsidiaries are transacting business and in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(4)    No Material Adverse Change. The Company and its subsidiaries, considered as one enterprise, have not, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since the date as of which information is given in the Prospectus, there has not been any change in the authorized, issued or outstanding capital shares of the Company (except for subsequent issuances, if any, of Common Shares pursuant to (i) the terms of this Agreement or the Alternative Distribution Agreements, (ii) conversion of any of the Company’s Preferred Shares outstanding as of the date hereof or Preferred Shares issued subsequent to the date hereof and disclosed in a report filed pursuant to the Exchange Act (excluding Current Reports of Form 8-K responsive to Item 2.02 or Item 7.01 of such form), (iii) the Company’s Dividend Reinvestment and Share Purchase Plan as in effect on the date hereof or established subsequent to the date hereof and disclosed in a report filed pursuant to the Exchange Act (excluding Current Reports of Form 8-K responsive to Item 2.02 or Item 7.01 of such form), (iv) any of the Company’s employee or trustee benefits plans or employee inducement awards, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date hereof or consistent with past practice, (v) the exercise of contractual rights existing on the date hereof by the current and former holders of partnership or other interests in certain of the “DownREIT” and other subsidiaries which may result in the issuance of Common Shares of the Company or (vi) any non-material acquisition, merger or purchase of assets) or any material increase in the consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(5)    Capitalization. The Company has an authorized capitalization as set forth in the Company’s consolidated balance sheet as of the latest financial statements, audited or unaudited, as applicable, included or incorporated by reference in the Registration Statement and the Prospectus; all of the issued capital shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and none of the outstanding capital shares of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company.

(6)    Authorization of Agreement. The Company has full right, power and authority under its organizational documents to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company.

(7)    Authorization of Securities. The Securities have been duly and validly authorized by the Company, and, when such Securities are issued and delivered pursuant to this Agreement, such Securities will be duly and validly issued and fully paid and non-assessable; and the issuance and sale of the Securities is not subject to any preemptive, co-sale right, right of first refusal or other similar rights arising under applicable law, under the Charter or bylaws or similar organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise. The Securities conform in all material respects to all statements related thereto contained in the Registration Statement and the Prospectus as amended or supplemented with respect to such Securities and such description conforms in all material respects to the rights set forth in the instruments defining the same; except as set forth under the caption “Description of Shares of Beneficial Interest—Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws—Shareholder Liability and Indemnification” in the Prospectus, no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(8)    No Violations. (i) Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws or similar organizational documents; (ii) no subsidiary of the Company not referred to in clause (i) above is in violation of its charter or bylaws or similar organizational documents; (iii) neither the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iv) neither the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii), (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(9)    Absence of Conflicts; Absence of Further Requirements. The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement with respect to such Securities, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Charter or the bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities, and further except for the approval of the NYSE, which will be obtained prior to the first sale of Securities pursuant to this Agreement.

(10)    Absence of Proceedings. Other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(11)    Financial Statements. The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position and the results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. Any summary financial and statistical data contained in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the consolidated financial statements incorporated by reference therein.

(12)    Good Title. The Company and its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Registration Statement and the Prospectus as owned or leased by the Company or any of its subsidiaries, in each case free and clear of all pledges, liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount.

(13)    Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed, or appropriate extensions for such filings have been obtained as required by law, and all federal, state, local and foreign taxes of the Company and its subsidiaries have been paid, except such taxes as (i) are not yet due, (ii) are being contested in good faith, or (iii) could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(14)    Licenses and Permits. The Company and each of its subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and neither the Company nor any of its subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company.

(15)    Independent Accountants. The accounting firm that certified the financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(16)    Internal Controls Over Financial Reporting. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (iii) the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements is prevented or detected in a timely manner. The Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recent fiscal year to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s auditors and the Audit

Committee of the board of trustees of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(17)    Form S-3 Requirements.    The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transactions contemplated by this Agreement.

(18)    Hazardous Materials. Although the Company is aware of the presence of hazardous substances, hazardous materials, toxic substances or waste materials (“Hazardous Materials”) on certain of its properties, nothing has come to the attention of the Company which, at this time, would lead the Company to believe that the presence of such Hazardous Materials, when considered in the aggregate, would materially adversely affect the financial condition of the Company. In connection with the construction on or operation and use of the properties owned or leased by the Company or its subsidiaries, the Company represents that, as of the date hereof, it has no knowledge of any material failure by the Company or its subsidiaries to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

(19)    Taxes; Investment Company Act. With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations, assets and income meet and will continue to meet such requirements; and the Company is neither an “investment company” nor a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(20)    Disclosure Controls and Procedures. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(21)    Corrupt Practices. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, trustee, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(22)    Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(23)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”)); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(24)    NYSE. The outstanding Common Shares have been, and prior to the first sale of Securities pursuant to this Agreement, the Securities to be sold by the Company hereunder will be, approved for listing, subject only to official notice of issuance, on the

NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has taken all necessary actions to ensure that it is in compliance with all applicable NYSE listing standards that are currently in effect and will take such steps as are necessary to ensure that the Company will be in compliance with other applicable requirements set forth in the NYSE’s listing standards not currently in effect upon the effectiveness of such requirements.

(25)    Permitted Free Writing Prospectus. Neither the Company nor any of its subsidiaries has distributed or will distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Citigroup, as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Citigroup.

(26)    Actively Traded Security. The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(27)    Absence of Manipulation. Neither the Company nor any of its subsidiaries, nor any of the officers, directors, trustees or partners thereof has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities or facilitation of the sale or resale of the Securities.

(28)    Proprietary Trading by Citigroup. The Company acknowledges and agrees that Citigroup has informed the Company that Citigroup may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed to by Citigroup in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sale shall take place while a Placement Notice is in effect (except (i) as agreed to by Citigroup in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Citigroup may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(29)     eXtensible Business Reporting Language. The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)    Certificates. Any certificate signed by any officer of the Company and delivered to Citigroup or to counsel for Citigroup shall be deemed a representation and warranty by the Company to Citigroup as to the matters covered thereby.

SECTION 6.    Sale and Delivery to Citigroup; Settlement.

(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Citigroup’s acceptance of the terms of a Placement Notice or upon receipt by Citigroup of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Citigroup, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Citigroup will be successful in selling Placement Securities, (ii) Citigroup will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Citigroup to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Citigroup shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Citigroup in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by Citigroup at which such Placement Securities were sold, after deduction for (i) Citigroup’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Citigroup hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Citigroup’s or its designee’s account (provided Citigroup shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Citigroup will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold Citigroup harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Citigroup any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)    Denominations; Registration. The Securities shall be in such denominations and registered in such names as Citigroup may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of DTC unless Citigroup shall otherwise instruct.

(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all the sales under this Agreement and the Alternative Distribution Agreements, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to Citigroup in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Citigroup in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions referred to in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(f)    Limitation on Agent. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through one of Citigroup or the Alternative Agents on any single given day, but in no event more than one, and the Company shall in no event request that Citigroup or the Alternative Agents sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, the Company shall be permitted, at any time and from time to time, to engage one or more additional agents and/or principals, that, once engaged, may offer to sell, solicit an offer to buy or sell the Securities, and at such time(s) Citigroup (x) shall promptly, upon request by the Company, enter into an amendment to this Agreement, or into a new agreement superseding this Agreement upon terms and conditions substantially similar to those contained herein or such other terms and conditions otherwise agreed to between Citigroup and the Company, providing for such engagement(s) and/or (y) shall agree to cooperate with and do such other things reasonably requested by the Company in order to allow for such engagement(s).

(g)    Period for Restriction on Offers and Sales. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to Citigroup given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and Citigroup shall not be obligated to offer or sell any Securities, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Shares by its officers or trustees, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in Section 6(h) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h)    Removal of Restriction on Offers and Sales. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to Citigroup (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Citigroup, and obtain the consent of Citigroup to the filing thereof (such consent not to be unreasonably withheld), (ii) provide Citigroup with the officer’s certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p) and (q) hereof; respectively, (iii) afford Citigroup the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions/letters of counsel and accountants’ letters as provided in Sections 7(o), (p) and (q) hereof and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 6(g), which shall have independent application.

SECTION 7.    Covenants of the Company. The Company covenants with Citigroup as follows:

(a)    Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Citigroup under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Citigroup promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Citigroup’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Citigroup’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Citigroup (provided, however, that the failure of Citigroup to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Citigroup’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Citigroup within a reasonable period of time before the filing and Citigroup has not reasonably objected thereto (provided, however, that the failure of Citigroup to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Citigroup’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Citigroup at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)    Notice of Commission Stop Orders. The Company will advise Citigroup, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to Citigroup and its counsel (at the expense of the Company) copies of the Registration Statement,

the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Citigroup may from time to time reasonably request; provided, however, the Company shall not be required to furnish to Citigroup any document that is available via EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Citigroup will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Citigroup or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Citigroup to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to Citigroup such number of copies of such amendment, supplement or new registration statement as Citigroup may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Citigroup to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Citigroup, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Citigroup may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempted, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Citigroup the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)    Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Citigroup under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)    Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide Citigroup notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement, or any similar plan or arrangement, described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment and/or share purchase plan currently in effect or established subsequent to the date hereof and disclosed in a report filed pursuant to the Exchange Act (excluding Current Reports of Form 8-K responsive to Item 2.02 or Item 7.01 of such form), (iv) the issuance upon conversion of any of the Company’s Preferred Shares outstanding as of the date hereof or Preferred Shares issued subsequent to the date hereof and disclosed in a report filed pursuant to the Exchange Act (excluding Current Reports of Form 8-K responsive to Item 2.02 or Item 7.01 of such form), (v) a non-material acquisition, merger or purchase of assets or (vi) the issuance or sale pursuant to the exercise of contractual rights described in the Prospectus by the current holders of partnership or other interests in certain “DownREIT” and other subsidiaries which may result in the issuance of Common Shares of the Company.

(l)    Change of Circumstances. The Company will, prior to tendering a Placement Notice or selling Placement Securities, advise Citigroup promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Citigroup pursuant to this Agreement.

(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Citigroup or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Citigroup may reasonably request.

(n)    Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Securities sold through Citigroup and the Alternative Agents, the Net Proceeds to the Company and the compensation payable by the Company to Citigroup and the Alternative Agents with respect to such Placement Securities.

(o)    Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to Citigroup, as principal on a Settlement Date and:

(1)    each time the Company:

(i)	files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)	files an Annual Report on Form 10-K under the Exchange Act;

(iii)	files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)	files a Current Report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2)    at any other time reasonably requested by Citigroup (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish Citigroup with a certificate, in the form attached hereto as Exhibit E as promptly as possible and in no event later than three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Citigroup with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Citigroup sells any Placement Securities, the Company shall provide Citigroup with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(p)    Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to Citigroup as principal on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to Citigroup written opinions of Pillsbury Winthrop Shaw Pittman LLP (“Company Counsel”), or other counsel satisfactory to Citigroup, in form and substance satisfactory to Citigroup and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, subject to such assumptions, exceptions and qualifications reasonably acceptable to Citigroup and its counsel, and modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Citigroup with a letter to the effect that Citigroup may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)    Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to Citigroup, as principal, on a Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants to furnish Citigroup letter(s) (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Citigroup, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Citigroup; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act, and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(s)    Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries, except where the failure to maintain such insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(t)    Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(u)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force and effect, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Citigroup, in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Citigroup in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Citigroup, as principal or agent hereunder.

(x)    Sarbanes-Oxley Act. The Company and its subsidiaries shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(y)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify Citigroup and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z)    REIT Treatment. The Company will use its best efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for any taxable years that include any portion of the term of this Agreement.

(aa)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the third anniversary of the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by Citigroup under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(bb)    Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by Citigroup the right to refuse to purchase and pay for such Securities.

SECTION 8.    Payment of Expenses.

(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Placement Securities to Citigroup, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Citigroup, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for Citigroup in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (v) the printing and delivery to Citigroup of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Citigroup to investors, (vi) the preparation, printing and delivery to Citigroup of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (vii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for Citigroup in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, (x) the disbursements of counsel for Citigroup in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xi) if Securities having an aggregate offering price of $50,000,000 or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreements by the eighteen-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse Citigroup and the Alternative Agents for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Citigroup and the Alternative Agents incurred by Citigroup and the Alternative Agents in connection with the transactions contemplated by this Agreement and the Alternative Distribution Agreements (the “Expenses”). The Expenses shall be due and payable by the Company to Citigroup within five (5) business days of the Determination Date.

(b)    Termination of Agreement. If this Agreement is terminated by Citigroup in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse Citigroup for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Citigroup, unless Securities having an aggregate offering price of $50,000,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreements.

SECTION 9.    Conditions of Citigroup’s Obligations. The obligations of Citigroup hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Misstatement or Material Omission. Citigroup shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Citigroup’s opinion is material, or omits to state a fact that in Citigroup’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading, unless the Company has amended such Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, in accordance with the provisions of Section 7(d).

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(e)    Opinion of Counsel for Company. Citigroup shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f)    Representation Certificate. Citigroup shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g)    Accountant’s Comfort Letter. Citigroup shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(h)    Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(i)    No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(j)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Citigroup shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)    Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by Citigroup by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    Indemnification.

(a)    Indemnification by the Company. The Company will indemnify and hold harmless Citigroup, its affiliates, its directors, its officers and each person, if any, who controls Citigroup, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which Citigroup may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Registration Statement (including the Rule 430B Information), the Prospectus, as amended or supplemented, or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Citigroup for any legal or other expenses reasonably incurred by Citigroup in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Citigroup expressly for use in the Prospectus, as amended or supplemented, relating to such Securities.

(b)    Indemnification by Citigroup. Citigroup will indemnify and hold harmless the Company, its trustees, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, as amended or supplemented, or any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Citigroup expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as to which the Company shall be entitled to indemnification under this subsection (b) as such expenses are incurred.

(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 11.    Contribution. If the indemnification provided for in Section 10 hereof is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Citigroup on the other from the offering of Securities pursuant to this Agreement to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Citigroup on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Citigroup on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total commissions received by Citigroup. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Citigroup on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Citigroup agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, Citigroup shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages which Citigroup has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the Company under Section 10 and this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Citigroup within the meaning of the Securities Act; and the obligations of Citigroup under Section 10 and this Section 11 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement, to each trustee of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

SECTION 12.    Representations, Warranties and Agreements to Survive Delivery. All indemnities, agreements representations, warranties and other statements contained in this Agreement or in certificates of officers of the Company or any subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of Citigroup or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive delivery of the Securities to Citigroup.

SECTION 13.    Termination of Agreement.

(a)    Termination; General. Citigroup may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Citigroup, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE Amex Equities, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Termination by the Company. The Company shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)    Termination by Citigroup. Citigroup shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through Citigroup on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the Maximum Amount set forth in Section 1 of this Agreement.

(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Citigroup or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)    Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12 and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION 14.    Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Citigroup shall be directed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax no. (646) 291-14; notices to the Company shall be directed to it at 1626 East Jefferson Street, Rockville, Maryland 20852, Attention: General Counsel, fax no. (301) 998-3715.

SECTION 15.    Parties. This Agreement shall inure to the benefit of and be binding upon Citigroup, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Citigroup, the Company and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Citigroup, the Company and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Citigroup shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.    Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17.    Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.    Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

SECTION 19.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Charter” means the Company’s Declaration of Trust, as amended.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to Citigroup for use in connection with the offering of the Securities.

“Preferred Shares” means the Company’s preferred shares of beneficial interest, par value $.01 per share, including the Company’s outstanding 5.417% Series 1 Cumulative Convertible Preferred Shares and the Company’s outstanding 5.000% Series C Cumulative Redeemable Preferred Shares.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Citigroup outside of the United States.

SECTION 21.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Citigroup, and Citigroup represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Citigroup or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 22.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    Citigroup is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Citigroup, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Citigroup has advised or is advising the Company on other matters, and Citigroup has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)    any public offering or minimum market price of the Securities set forth in this Agreement was not established by Citigroup;

(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)    Citigroup has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)    it is aware that Citigroup and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Citigroup has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)    it waives, to the fullest extent permitted by law, any claims it may have against Citigroup for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Citigroup shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Citigroup Global Markets Inc. and the Company in accordance with its terms.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By	/s/ Daniel Guglielmone

Name:	Daniel Guglielmone
Title:	Executive Vice President-Chief Financial Officer and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam Pozza

Name:	Adam Pozza
Title:	Vice President

ATM Equity Distribution Agreement Signature Page

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:                [                 ]

Cc:                    [                 ]

To:                    [                 ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Federal Realty Investment Trust (the “Company”) and Citigroup Global Markets Inc. (“Citigroup”), dated May 7, 2018 (the “Agreement”), I hereby request on behalf of the Company that Citigroup sell up to [*] (“Placement Securities”) of the Company’s common shares of beneficial interest, par value $.01 per share, at a minimum market price of $[*] per share, and agree that the Company will pay Citigroup, as compensation for such sales, [*]% of the gross sales price of Placement Securities sold pursuant to the terms of this Placement Notice.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY CITIGROUP AND/OR THE CAPACITY IN WHICH CITIGROUP MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).

Exh. A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Citigroup Global Markets Inc.

Name	Email

[•]	[•]

[•]	[•]

Federal Realty Investment Trust

Name	Email

Don Wood	dwood@federalrealty.com

Dawn Becker	dbecker@federalrealty.com

Daniel Guglielmone	dang@federalrealty.com

Exh. B-1

EXHIBIT C

COMPENSATION

Citigroup shall be paid compensation at a mutually agreed rate not to exceed 2.00% of the gross sales price of Securities sold pursuant to the terms of this Agreement.

Exh. C-1

EXHIBIT D-1

FORM OF OPINION OF PILLSBURY WINTHROP SHAW PITTMAN LLP (CORPORATE)

EXHIBIT D-2

FORM OF OPINION OF PILLSBURY WINTHROP SHAW PITTMAN LLP (TAX)

EXHIBIT E

OFFICER’S CERTIFICATE

The undersigned, [*], the duly qualified and elected [*] of Federal Realty Investment Trust (the “Company”), a Maryland real estate investment trust, does hereby certify on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement dated May [7], 2018 (the “Agreement”) between the Company and Citigroup Global Markets Inc. (the “Agent”), that to the knowledge of the undersigned:

(i)    The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or material adverse effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)    The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Agent).

Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Agreement.

FEDERAL REALTY INVESTMENT TRUST

By:

Name:
Title:

Exh. E-1

EXHIBIT F

PERMITTED FREE WRITING PROSPECTUSES

None.